                                                           EXHIBIT 10.1




                                 [LETTERHEAD]


June 18, 1996



Mr. Scott McClendon, President
OVERLAND DATA, INC.
8975 Balboa Ave
San Diego, CA  92123

Dear Scott,

By this letter agreement, Digital Equipment Corporation and Overland Data Inc mutually agree to extend the price period in Exhibit A of Basic Order Agreement #I6529, between the parties, effective July 1, 1996 through June 30, 1997.

Please execute both copies of this letter agreement and return one original copy to my attention for Digital's file. If you have any questions, please call me.

Best Regards,



Bob Eisele



OVERLAND DATA INC                           DIGITAL EQUIPMENT CORPORATION
(Seller)                                    (Buyer)


/s/ Scott McClendon        6/24/96          /s/ Bob Eisele         6/18/96
----------------------------------          ------------------------------
Scott McClendon             Date            Bob Eisele              Date
President and CEO                           Purchasing Specialist

                                        INDEX


1. BASIC ORDER AGREEMENT
2. PURCHASE ORDERS
3. PURCHASE ORDERS - EDI
4. PURCHASE PERIOD
5. PRICING
6. DELIVERY/LEADTIME/FLEXIBILITY
7. QUALITY, INSPECTION, AND ACCEPTANCE
8. PAYMENT AND SET-OFF
9. WARRANTY
10. CONFIDENTIAL INFORMATION AND ADVERTISING
11. INTELLECTUAL PROPERTY INDEMNITY
12. CHANGES
13. TERM OF AVAILABILITY
14. U.S. CUSTOMS, MARKING, AND DUTY DRAWBACK
15. FORCE MAJEURE
16. COMPLIANCE WITH LAWS
17. TERMINATION FOR CAUSE
18. NOTICES
19. DOCUMENTATION, TRAINING - TECH SUPPORT
20. BUYER OWNED MATERIAL
21. RIGHTS AND ASSISTANCE TO REPAIR
22. SIMILAR PRODUCTS
23. SURVIVAL
24. GENERAL
25. HOLD HARMLESS AND INDEMNITY
26. LIMITATION OF LIABILITY
 . NO IMPLIED LICENSE
 . TERMINATION FOR CONVENIENCE
 . MANUFACTURING SITE FLEXIBILITY
 . QUARTERLY REPORTS
 . ENVIRONMENTAL REQUIREMENTS
 . GENERAL - CONTINUED

EXHIBITS:

A - PRODUCTS, PRICING AND SPARES
B - CLEAN AIR AND WATER CERTIFICATION
C - EEO CERTIFICATION
D - QUALITY REQUIREMENTS
E - PRODUCT SPECIFICATIONS

1. BASIC ORDER AGREEMENT

    A. This Basic Order Agreement and all attachments (called the "Agreement") is made by Digital Equipment Corporation ("Buyer"'') and Overland Data ("Seller"). The Terms and Conditions herein exclusively govern the purchase and sale of the Material, Spare Parts, Repair Parts, and Expendable Parts more fully described in Exhibit A, Products, Pricing, and Lead-time, and in applicable specifications,-attached hereto and incorporated herein by reference ("Material, Snares, Repairs and Expendables").

    B. This Agreement does not specify a quantity of Material, Spares, Repairs, and Expendables to be procured by Buyer, NOR DOES THIS AGREEMENT OBLIGATE BUYER TO PURCHASE ANY MATERIAL, SPARES, REPAIRS, AND EXPENDABLES. All such quantities will be specified on Buyer's Purchase Orders as defined in Clause A of Section II, Purchase Orders, issued under the provisions of this Agreement and incorporated herein by reference.

    C. If any term of this Agreement conflicts with any term of an issued Purchase Order, this Agreement shall take precedence.

    D. It is understood by the Seller that Material, Spares, Repairs, and Expendables listed in Exhibit A of this Agreement may relate to products that are under development by Buyer. Except as expressly provided otherwise, Buyer accepts no responsibility for any expenses, losses or action incurred or undertaken by Seller as a result of work performed in anticipation of purchases of said Material Snares, Repairs, and Expendables by Buyer.

    E. Notwithstanding the requirement in Section 23, General, for two signatures to amend this Agreement, Buyer may add products of Seller to the list of Material, Spares, Repairs, and Expendables available for purchase hereunder by adding such products on a Purchase Order which is accepted by Seller. Such added products shall be deemed Material, Spares, Repairs, and Expendables, as defined herein as though listed in Exhibit A, Products, Pricing, and Leadtime, at the time of execution of this Agreement. The price for which such added products shall be available for purchase under this Agreement shall be as stated on such accepted Purchase Order, subject to the provisions of this Agreement. The Buyer shall subsequently memorialize the addition to this Agreement of the added products in an amendment pursuant to Section 23, General.

    F. Seller grants buyer all necessary rights and licenses for Buyer to market, promote, resell, distribute and service the Material and including without limitation, rights and licenses under any applicable patents, copyrights, trademarks, trade secrets, mask works, and other intellectual property fights. Buyer shall have the right to use Seller's name or trademarks in connections with any distribution of the Material under this agreement.

    2. PURCHASE ORDERS

    A. The term "Purchase Order" shall mean Buyer's written Purchase Order form and any documents incorporated therein by reference.

    B. Buyer will order Material, Spares, Repairs; and Expendables by issuing telex, facsimile, or telephonic orders or Purchase Orders. Buyer will issue confirming written Purchase Orders within ten (10) days after issuing such telex, facsimile or telephonic orders. Each Purchase Order will specify items such as: item description, quantity, delivery schedule, destination, total price of the Purchase Order. Each Purchase Order issued under this Agreement shall be made part of, and be incorporated into, this Agreement. Provided, however, that the only binding terms of such Purchase Order if accepted, shall be the specific terms such as," material, quantity, delivery, schedule, delivery method. Seller shall have five (5)days after receipt to reject the Purchase Order. By not rejecting the Purchase Order within five (5) days, Seller will have accepted the Purchase Order. Buyer may, at its option, order spare parts on a priority-one (.P-1-) basis by issuing facsimile, electronic mail, or telephonic orders for P-1 orders only, or by issuing its Purchase Order form (collectively referred to as "P-1 Purchase Orders").

         Seller shall confirm and acknowledge P 1 Purchase Orders placed via telex, facsimile or telephonic within one (1) business day of receipt of such Purchase Orders. Seller shall be obligated to comply with all P-1 Purchase Orders issued in accordance with this Agreement. Accordingly, any failure of Seller to acknowledge any such P-1 Purchase Orders shall not be deemed a rejection of such order.

         Acceptance by Seller is limited to the provisions of the Agreement and the Purchase Order. No additional or different provisions proposed by Seller shall apply. In addition, the parties agree that this Agreement and issued Purchase Orders constitute a Contract for the Sale of Goods and satisfy all statutory and legal formalities of a contract.

    C. If Buyer's Purchase Order specifies export after passage of title, Seller shall furnish Buyer with all necessary Export/Import documentation. If Buyer's Purchase Order specifies export before passage of title, Seller shall prepare all export/import documentation and furnish a copy to Buyer. Export/Import documentation shall be in accordance with the INCOTERMS then in force.

    D. If Seller has more than one (1) geographic location which could supply Spares and/or Repairs, Seller shall make such Spares and/or Repairs available to Buyer from Seller's closest location to Buyer's ship to location. Any of Buyer's locations outside the United States may place orders with Seller's specified United States and/or foreign facilities for such Spares and Repairs.

3. PURCHASE ORDERS - EDI

    A.  Purchase Orders

         For the purposes of this Agreement, Purchase Order shall mean Buyer's written Purchase Order form and Purchase Orders transmitted electronically via Electronic Data Interchange (EDI), and any documents incorporated therein by reference. Written Purchase Order shall mean Digital's standard Purchase Order form. Electronic Purchase Order shall mean only those Purchase Orders transmitted electronically.

    B.  Written Purchase Orders

         Buyer will order Material, Spares, Repairs, and Expendables by issuing telex, facsimile, or telephonic orders or Purchase Orders. Buyer will issue confirming written Purchase Orders within ten (10) days after issuing such telex, facsimile, or telephonic orders. Each Purchase Order will specify items such as: item description, quantity, delivery schedule, destination, total price of the Purchase Order. Each Purchase Order issued under this Agreement shall be made part of, and be incorporated into, this Agreement. Seller shall have five (5) days after receipt to reject the Purchase Order. By not rejecting the Purchase Order within five (5) days, Seller will have accepted the Purchase Order. Acceptance by Seller is limited to the provisions of this Agreement and the Purchase Order.

         No additional or different provisions proposed by Seller shall apply. In addition, the parties agree that this Agreement and issued Purchase Orders constitute a Contract for the Sale of Goods and satisfy all statutory and legal formalities of a contract.

    C. Electronic Purchase Orders

         1. Buyer may order Material, Spares, Repairs, and Expendables by issuing Electronic Purchase Orders, which include, without limitation, EDI Purchase Orders. Each Electronic Purchase Order will specify items such as: item description, quantity, delivery schedule, destination, and total price of the Electronic Purchase Order. Each Electronic Purchase Order issued under this Agreement shall be made part of, and be incorporated into, this Agreement.

         2. Seller shall electronically "Verify" receipt of the Electronic Purchase Orders within one (1) day of Electronic Purchase Order transmission by Buyer. As used herein, "Verify" shall mean Seller's notification to Buyer that all necessary Electronic Purchase Order information has been received in a readable and understandable format. or that discrepancies, as noted, require clarification.

         3. Seller shall have five (5) days after receipt to reject the Electronic Purchase Order. By not rejecting the Electronic Purchase Order within five (5) days, Seller will have accepted the Purchase Order. Acceptance by Seller is limited to the provisions of this Agreement and the Purchase Order. No additional or different provisions proposed by Seller shall apply.

         4. Electronic Purchase Order transmissions shall contain information in a specified format, in accordance with prevailing applicable Buyer policies, or as otherwise mutually agreed in writing. Such policies will state specific generally available non-proprietary content and transmission standards.


         5. The parties acknowledge that hard (written) copies of Electronic Purchase Orders will not be issued. The parties agree not to contest the validity or enforceability of Electronic Purchase Orders under the provisions of applicable law requiring that contracts be in writing and signed by the party to be bound. In addition, the parties further agree that this Agreement and transmitted Electronic Purchase Orders constitute a Contract for the Sale of Goods and satisfy all statutory and legal formalities of a contract, including, without limitation, the Statute of Frauds.

         6. The parties acknowledge that the Electronic Purchase Orders covered by this Agreement may be offered in evidence at any trial or other evidentiary proceeding. The parties agree that Electronic Purchase Orders, when produced in hard copy, shall constitute business records, and shall be admissible to the same extent as other generally recognized business records.

       D.  Export/Import Documentation

           If Buyer's Purchase Order specifies export after passage of title, Seller shall furnish Buyer with all necessary Export/Import documentation. If Buyer's Purchase Order specifies export before passage of title, Seller shall prepare all Export/Import documentation and furnish a copy to Buyer. Export/Import documentation shall be in accordance with the INCOTERMS then in force.

    4. PURCHASE PERIOD

       A. The period during which Buyer may issue Purchase Orders for Material, under this Agreement (Purchase Period) shall last five
           (5) years beginning on 7/1/93 and expiring on 6/30/98.

       B. The period during which Buyer may issue Purchase Orders for Spares, Repairs, and Expendables under this Agreement (Spares Purchase Period) shall last five (5) years beginning on 7/1/93 and expiring on 6/30/98.

       C. The Purchase Period may be extended for one (1) additional year upon mutual written consent of the parties hereto.

    5. PRICING

       A. The prices set forth in Exhibit A, Products, Pricing, and Lead time, shall remain fixed for the period set forth therein (Pricing Period), and any agreed upon extensions. Sixty (60) days prior to the end of the then current Pricing Period, Buyer and Seller shall meet to review the pricing of Material, Spares, Repairs, and Expendables for the next Pricing Period. Upon expiration of the initial Pricing Period, Seller may change prices for Material, Spares and Repairs no more frequently that once in every twelve
           ( 12 )
           month period. Additionally, such price change requests must be submitted to Buyer for review and approval and such proposed price changes must be consistent with the following conditions:

         1. All proposed price increases must be accompanied by financial justification as part of such written notice and shall include, at a minimum, data regarding increased labor and material costs. Price increases must be authorized and accepted by the Buyer, in writing, to Seller, before Seller implementation.

         2. Price increases only apply to Purchase Orders issued on or after the agreed upon effective date of increase.

         4. Under no circumstance shall the Seller's price increase for any material sold to Buyer exceed the percentage change in:

    B. The prices for Material, Spares, Repairs, and Expendables are set forth in Exhibit A, Products, Pricing, and Leadtime, and shall remain fixed during the Purchase Period and any extension.

    C. Prices include all charges such as packaging, packing, customs duties imposed before passage of title, and all taxes except sales, use, and other such taxes imposed upon the sale or transfer of Material, Spares, Repairs and Expendables for which Buyer is solely responsible under applicable law and for which Buyer is properly invoiced by Seller.

    D. Seller represents that prices established herein, to be paid by Buyer, shall not exceed the prices charged to any other customer of Seller for materials which are the same or substantially similar to the Material, Spares, Repairs, and Expendables, taking into account the quantities and the Terms and Conditions of this Agreement, and Seller will forthwith refund any excess amounts paid by Buyer. With the exception of Model # 966358-001 and # 967046-002.

6 DELIVERY/LEADTIME/FLEXIBILITY

    A. Buyer's Purchase Orders shall state Seller's committed delivery dates for Material, Spares, Repairs, and Expendables. TIME AND RATE OF DELIVERY ARE OF THE ESSENCE OF ALL PURCHASES MADE UNDER

         THIS AGREEMENT. The minimum agreed period between Buyer's issuance of a Purchase Order and the scheduled delivery date ("Leadtime") shall be as stated in Exhibit A, Products, Pricing, and Leadtime.

    B. All deliveries shall be FOB Origin. Buyer shall select the carrier and shall not transportation charges on a freight collect. basis.

    C. If Seller delivers Material, Spares, Repairs, and Expendables more than three (3) days in advance of the scheduled delivery date, Buyer may either return such Material Spares, Repairs, and Expendables at Seller's expense for subsequent delivery on the original delivery date or retain such Material, Spares, Repairs, and Expendables and postpone payment until it would have been due if Seller had delivered Material Spares, Repairs, and Expendables as scheduled. Without limiting any of Buyer's rights and remedies in equity or at law, if Seller is more than one (1) day late in meeting the scheduled delivery date, Buyer may require that Seller ship the Material Spares, Repairs, and Expendables via premium means at Seller's expense, or may cancel the order for such Material, Spares, Repairs, and Expendables without liability to the Buyer.

    D. Seller shall deliver the exact quantity of Material, Spares, Repairs, and Expendables scheduled. If Seller delivers less than the scheduled requirement, Seller shall correct the shortage within a two (2) day period. If Seller fails to correct such shortage within this period, without limiting any of Buyer's rights and remedies in equity or at law, Buyer may cancel and/or return all or part of the order without cost or liability. If Seller delivers more than the quantity ordered, Buyer may return any excess Material, Spares, Repairs, and Expendables at Seller's expense.

    E. Buyer may without cost or liability: cancel/reschedule orders of any Material, Spares, Repairs, and Expendables with a forty-five (45) day notice before delivery for cancellation and a thirty (30) day notice for reschedule. A buyer may cancel or reschedule orally provided it issues written notice in two (2) weeks.

    F. Buyer may require that shipments of Material, Spares and/or repairs under this Agreement be shipped by Seller to various destinations. The Purchase Order will clearly specify the -SHIP TO- location for each order placed with Seller.

    G. Buyer will measure Seller's performance against commitments, for the purpose of establishing Seller's rate of timely delivery and leadtime improvement against Buyer's requirements. Timely delivery shall mean delivery of scheduled quantities no more than one (1) day early, or one (1) day late.


    H. Buyer may, without cost or liability, increase or decrease the Quantity of Material, Spares and/or Repairs ordered under this Agreement in accordance with the following schedule.

              Leadtime Before Delivery      % Increase          % Decrease
                                            Shipment            Shipment

               0 to 30 calendar days          0 %                 0%
              31 to 60 calendar days         25 %                50%
              61 to 90 calendar days         50 %               100%
              91 +     calendar days        100 %               100%

              SUPPLIER TO GIVE BEST EFFORT TO IMPROVE THE ABOVE
              RATES AND OR PERCENTAGES.

    I.  P-1 Purchase Orders

         1. Seller shall accept and process Purchase Order(s) for P-1 requirements eight (8) hours a day, five (5) business days per week, fifty two (52) weeks per year. All P-1 purchase orders will be delivered to Buyer's designated carrier or freight agent within twenty-four (24) hours of authorization.

         2. Invoice(s) for P-1 purchase order(s) must be accompanied by a copy of the waybill(s) for the shipment(s).

         3. If Buyer places a P-1 purchase order because Seller has failed to meet any requirement this Agreement or of Buyer's Purchase Order(s) as they relate to the required delivery date or quantity of conforming Material, Spares, Repairs, and Expendables to be delivered, Seller shall pay all transportation charges for such order.

    J. Buyer shall use its reasonable efforts to forecast its intended purchases for a twelve (12) month period on a monthly basis. Such forecast is for Seller's convenience only, and shall not create any liability for Buyer or obligation to purchase Material, Spares, Repairs, and Expendables.

    K. A copy of Seller's packing list shall accompany all Material, Spares, Repairs, and Expendables shipments and shall indicate Buyer's Purchase Order Number, Part Number, and Serial Number.

    L. Seller shall notify Buyer and Agent, where applicable, of availability of Material, Spares, Repairs, and Expendables at least twenty-four
         (24) hours prior to delivery to the designated place of delivery, as specified on Buyer's Purchase Order.

    M. Where Seller has agreed to responsibility for carriage, Buyer retains the right to reject Material, Spares, Repairs, and Expendables delivered outside normal working hours (8:30 a.m. to 4:45 p.m. Monday to Friday, inclusive).

7. QUALITY, INSPECTION, AND ACCEPTANCE

    A. Prior to delivery Seller shall insure that all Material, Spares, Repairs, and Expendables are in accordance with the provisions of this Agreement, including but not limited to Exhibit E, Product Specification and Exhibit D, Quality Requirements.

    B. Seller authorizes and agrees to assist Buyer in performing source inspection and quality assurance reviews at Seller's manufacturing facilities, but this shall in no way relieve Seller of its obligation to deliver conforming Material, Spares, Repairs, and Expendables nor waive Buyer's right of inspection; nor does said right of inspection waive any rights under the warranty provisions.

    C. During the Inspection Period of thirty (30) days after Buyer's receipt of the shipment of Material or Spares, Repairs and Expendables Buyer will return Material Spares, Repairs, and Expendables which fails to pass inspection per Acceptance Quality Level (AQL) criteria defined in Exhibit D for, at Buyer's option, credit, refund of purchase price, or repair/replacement within five (5) days of Buyer's notice to Seller of nonconformance. Seller shall designate carrier and pickup of rejected Material, Spares, Repairs, and Expendables and the pickup shall occur within five (5) days of notice, or Buyer may select a carrier and return rejected Material, Spares, Repairs, and Expendables COD, and risk of loss will pass to Seller for rejected Material, Spares, Repairs, and Expendables FOB Buyer's dock.

    D. In the event that Buyer supplies any outgoing test station(s) for Seller's use, the terms of supplying such test station(s) are set forth in the Bailment Agreement.

    E. In the event Material, Spares, Repairs, and Expendables fail to meet Buyer's quality requirements as stated in the Quality Requirements, Exhibit D, hereto, Buyer may invoice Seller for Buyer's labor, for screening of defective product, until the quality levels are met. Seller shall not be liable for the costs associated with routine audits performed by Buyer.

8. PAYMENT AND SET-OFF

    A. Buyer shall issue payment net thirty (30) calendar days after the later of the scheduled delivery date and receipt of a correct packing list, correct invoice, and conforming Material, Spares, Repairs, and Expendables.

    B. Amounts owed to Buyer due to rejections of Material, Spares, Repairs, and Expendables, or discrepancies on paid invoices will be, at Buyer's option, fully credited against future invoices payable by Buyer, or paid by Seller within thirty (30) calendar days from Seller's receipt of a debit memo or other written request for payment from Buyer.

    C. Buyer shall have the right at any time to set-off any amount owed from Seller to Buyer or its subsidiaries or affiliates against any amount payable by Buyer pursuant to this Agreement and/or any Purchase Order issued hereunder, provided such set-off does not contravene applicable exchange control laws or any other applicable statute.

    D. Seller and Buyer agree that Buyer may at its sole discretion utilize for its own purpose or assign to third-parties all content credits for the value, in whole or in part, of purchases made pursuant to this Agreement. Such utilization or assignment of offset credits may be in furtherance of fulfilling international offset obligations to any government. Seller agrees to make available the maximum offset credits, by the laws of the government in question and for which Buyer is entitled, including those assignable to either party.

9. WARRANTY

    A. Seller warrants for twelve (12) months from date of acceptance by Buyer that all Material, Spares, Repairs, and Expendables shall be free from defects in material, workmanship, and design, shall conform to applicable specifications, drawings, samples, and descriptions referred to in this Agreement and shall be suitable for the purpose for which intended. Seller warrants it has the right to convey the Material, Spares, Repairs, and Expendables and that the Material, Spares, Repairs, and Expendables are free of all liens and encumbrances, and that the Material, Spares, Repairs, and Expendables, does not infringe on any intellectual property interest. These warranties shall survive any inspection, delivery, payment, and termination of this Agreement, and shall run to Buyer, its customers, successors, and assigns. Seller agrees to date code with the expiration date of warranty, on all Spares. Seller agrees to date code with expiration date of warranty on all spares for new products added to this agreement. Seller will use best effort. to add date codes to all existing spares.

    B. Seller shall correct defects in Material, Spares, Repairs, and Expendables at its facility. At Buyer's option, Seller shall repair or replace all defective Material, Spares, Repairs, and Expendables within five (5) working days of receipt of such Material, Spares, Repairs, and Expendables. Seller shall bear all warranty costs such as labor, material, inspection, and shipping to and from -' Buyer's facility or Buyer's customer's facility, whichever is the location of the Material, Spares, Repairs, and Expendables. If Buyer or Buyer's customer incurs any such costs, Buyer may either recover them directly from Seller or deduct them from any amounts due Seller. Seller agrees to date code with expiration date of warranty on all Spares. Seller agrees to date code with expiration date of warranty on all spares for new products added to this agreement. Seller will use "best effort" to add date codes to all existing spares.

    C. In no event will either party be responsible to the other for any incidental or consequential damages arising out of this warranty. However, nothing herein shall be deemed an assumption by either party of liability which the other party has in contract or at law, with record to any third-party claims.

    D. In addition to the above remedies, at Buyer's option, Seller, at its expense , shall provide technical assistance and any parts necessary to repair Material, Spares, Repairs still under warranty, at Buyer's facility. Seller shall provide this within forty eight (48) hours after it receives Buyer's request for on-site support.

    E. Out Of Warranty Material, Spares, Repairs. During the purchase period of this agreement or any extension thereof, Seller agrees to refurbish to a "Like New" condition, and to latest shippable revision level ( if requested by Buyer) the out - of- warranty Material, Spare, Repair parts at the re-furbishment prices listed in Exhibit A. Such refurbished Materials, Spares, and Repairs will have the same warranty as found in Section 9, Warranty. Materials, Spares, Repairs submitted by Buyer for said refurbishment will be in reasonable good condition as mutually agreed upon by both parties. "Like New" condition means a product refurbished to meet the electrical and mechanical requirements of the applicable Buyer's specification including the replacement of non-functional parts, and new plastic/metal cover sets, as applicable, as well as to latest Seller shippable revision level ( if requested by Buyer). A process will be documented that identifies the steps the Seller will use to estimate the refurbishment cost, and any units exceeding a refurbishment cost benchmark established by the Buyer, will be returned to buyer, with no refurbishment, for Buyer final disposition.

10. CONFIDENTIAL INFORMATION AND ADVERTISING

    A. Seller shall maintain as confidential and shall not disclose to any person outside its employ, nor use for purposes other than performance of this Agreement, any specifications, drawings, blueprints, data, business information, or other confidential information which Seller learns by virtue of this Agreement, except as required by law, and after written notice to Buyer. Upon termination of this Agreement, Seller shall promptly return to Buyer all confidential material and all copies.

    B. Without Buyer's prior written consent, Seller shall not in any manner disclose, advertise, or publish the existence or terms of transactions under this Agreement.

    C. Buyer may reproduce and use Seller's manuals, schematics, and merchandising literature provided by Seller under this Agreement.

11. INTELLECTUAL PROPERTY INDEMNITY

Seller shall defend, at its expense, any claim against Buyer alleging that Material, Spares, Repairs, or Expendables, or any part thereof infringes any patent, copyright, trademark, trade secret, mask work, or other intellectual property interest in any country and shall pay all costs and damages awarded, if Seller is notified promptly in writing of such a claim. If an injunction against Buyer's or Buyer's customer's use, sale, lease, license, or other distribution of the Material, Spares, Repairs, or Expendables or any part thereof results from such a claim (or if Buyer reasonably believes such an injunction is likely), Seller shall, at its expense, (and in addition to the Seller's other obligations, hereunder) and as Buyer requests: obtain for Buyer and/or Buyer's customers the right to continue using, selling, leasing, licensing, or otherwise distributing the Material, Spares, Repairs, or Expendables, or replace or modify it so it becomes noninfringing but functionally equivalent. The provisions of this Section shall not apply to any claim for infringement resulting solely from Seller's compliance with Buyer's detailed written design specifications, where provided.

12. CHANGES

A. Buyer must be advised in writing of ANY and ALL product or process changes prior to implementation. Seller shall make no changes during the Purchase Period for Material, Spares, Repairs, and Expendables which affect design, form, fit, or function, appearance, reliability, place and process manufacture, or packing and packaging specified by this Agreement without Buyer's prior written approval. Buyer will review Seller's written request for such changes within forty (40) days of Buyer's receipt of such request and whatever documentation Buyer reasonably requires to evaluate such request, which shall include all maintenance related information and samples which incorporate the proposed change(s). Buyer agrees to use reasonable efforts to issue to Seller, Buyer's final acceptance or rejection of Seller's proposed change within an additional forty (40) day period.

B. As a part of Seller's internal engineering process, prior to release of any change, Seller shall demonstrate, to Buyer's satisfaction, that the change has not affected the operation and functional performance of the Material, Spares, Repairs, and Expendables listed in Exhibit A, hereto.

C. For all changes approved by Buyer, Seller shall furnish to Buyer all necessary documentation to enable installation and implementation of the changes and make available for purchase by Buyer hereunder, parts in kit form and at reasonable prices for nonmandatory changes.

D. Any significant change in manufacturing process or place of manufacture must be certified per the procedure set forth in Exhibit D, Quality
    Requirements, hereto, and prior to Buyer's written acceptance thereof. If Seller proposed to transfer the manufacture of Material, Spares, Repairs, Expendables to another manufacturing or repair facility, or to another manufacturing line from a currently operating and qualified manufacturing line, Seller shall notify Buyer of the intent in writing forty (40) days prior to the proposed commencement of any such plan. Seller's notice shall include a transfer plan acceptable to Buyer and shall include as a minimum a detailed schedule for the technical qualification, managerial responsibility and program support for the Material, Spares, Repairs, Expendables. The plan shall include the formation of a manufacturing team made up of representatives of both Buyer and Seller which will monitor and report Buyer's conformance to the schedule and implementation of the transition plan. Buyer shall use _- reasonable efforts to review and approve the plan in a timely manner, but Seller shall not commence to implement the plan until ten (10) days after Buyer's approval.

Seller shall continue utilizing the previously approved manufacturing or repair line to meet Buyer's Purchase Order requirements until Seller proves the product produced in the new line or facility meets the requirements of Exhibits D and E, hereto, as well as proving to be reliable to delivery and program completion of the transition plan and after satisfactory demonstration of qualification and reliability of delivery performance, Buyer will supply in writing notice of the approval status of the new facility or line.

E. If Seller fails to comply with Clauses A through D of this Section, then Seller shall bear all of Buyer's costs to correct all changes affecting Material, Scares, and Repairs.

F. A "Mandatory" Change as used herein shall be defined as: any change required to insure that the Material, Spares, Repairs, and Expendables, (1) meets the applicable Product Purchase Specification(s), (2) is safe, and
    (3)complies with all applicable laws.

    1. After written Seller notification of change to Buyer, and Buyer review of change and written approval to Seller, Seller shall start implementation of Mandatory Changes to the Material, Spares, Repairs, and Expendables, per a mutually agreed upon schedule(s) and shall not ship said Material, Spares and Repairs until brought into conformance, unless authorized by Buyer to do otherwise.

    2. For implementing Mandatory Change(s) to product already delivered to Buyer, Seller shall supply to Buyer material which contains such Mandatory Change(s) ( H Seed Stock" ), which shall be delivered to Buyer per the schedule following:

    3. Seller is to allocate, at no charge to Buyer, Seed Stock equal to 25% percent of the total product delivered to Buyer to date in which Seller requires Mandatory Change(s), Product so replaced with Seed stock will be repaired by Seller to comply with Mandatory Change(s) and delivered again to Buyer as Seed Stock. The percentage represents what is required to implement the Mandatory Change(s) in one (1) year after receipt by Seller of Buyer's approval of such Mandatory Change(s). At end of one (1) year period, or upon completion of such Mandatory Change(s) to all units delivered to

    Buyer, which ever comes later, Buyer will return remaining Seed Stock to Seller.



    4. Seller shall deliver the Seed Stock within thirty (30) days after having implementing the Mandatory Change(s) in manufactured units. Seller shall deliver Seed Stock pursuant to the Buyer's Purchase Order form which shall be consistent to this Agreement. Purchase Order number may be provided via telephone, with facsimile transmission within twenty four (24) hours.

    G. Change Notices: Any notice given under this Section shall be initially transmitted by means agreed to between the parties, to addressees specified in Section 17, Notices herein.

13. TERM OF AVAILABILITY

    A. In consideration for Buyer's purchase of any Material, Spares, Repairs, and Expendables, hereunder, Seller grants to Buyer the option to purchase Material, Spares, Repairs, and Expendables, at the last revision level purchased under this Agreement, for the period of five
         (5) years after the expiration date of this Agreement or any extension thereof, or for as long as said Material, Spares, Repairs, and Expendables, are made available to any of Seller's other customers, whichever is the later. Seller to provide a one (1) year advance written notice period for a last time buy at the end of the product manufacture life.

14. U.S. CUSTOMS, MARKING, AND DUTY DRAWBACK

    A. Country of Origin

    1. "Country of Origin" Marking: The Seller shall mark, in English, all Material, Spares, Expendables, Repairs with the Country of Origin (manufacture), in compliance with Section 304 of the United States Tariff Act. Both the Material, Spares, Expendables, Repairs and its container must be conspicuously marked with the Country of Origin. If the Material, Spares, Repairs, and Expendables, itself cannot be marked legibly due to size, then its immediate container must he marked

    2. For each delivery against purchases made under this Agreement, Seller shall furnish Buyer with a signed certificate stating Country of Origin (manufacture) by quantity and part number (Buyer's and Seller's)

    B. Duty Drawback

    1. For each purchase under this Agreement, and for each item of Material, Spares, Repairs, Expendables delivered hereunder for which U.S. Customs import duties have been paid upon importation, or for Materials, that contain parts for which import duties have been paid, Seller shall furnish Buyer with a signed -MANUFACTURING DRAWBACK ENTRY and/or CERTIFICATE- (U.S. Customs Form #CF331 or its successor). Seller warrants that information contained in such Form #CF33 shall be accurate and shall comply with United States Duty Drawback and Customs laws and regulations. Seller shall indemnify and hold Buyer harmless from and against any claims, costs, or damages resulting from or arising out of Buyer's reliance on such information and/or Form #CF331.

    2. Seller shall provide such required Form(s) #CF331, and/or information, at the end of each fiscal quarter, unless otherwise agreed in writing by both parties.

    3. Buyer reserves its first right to claim Duty Drawback on all purchases made under this Agreement.

    C. Commercial Invoices: Seller shall provide a Commercial Invoice to accompany each shipment made against any Purchase Order placed hereunder. This Commercial Invoice shall be used for U.S. Customs clearance. The Commercial Invoice must contain the following information (in English): Name and address of Manufacturer/Seller (where the manufacturer is not the seller the name and address of the seller); Country of Origin (manufacture) of the product; name and address of Buyer; a description of the product; the quantity and unit price; the purchase price in the currency of the purchase; the kind of currency involved; the terms of sale (i.e., FOB named point, CIF, Works); breakdown of insurance and freight charges (if CIF terms are used); Buyer's part number(s): Buyer's contact name; Buyer's cost center code.

    D. Prealerts: If Buyer is the importer of record Seller shall provide Buyer with prealerts on all shipments of Material, Spares, and Expendables to Buyer's designated Import Group and/or Broker.

15. FORCE MAJEURE

    Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which such party cannot perform due to fire, flood, or other natural disaster, war, embargo, riot, or the intervention of any government authority, provided that the party so delayed immediately notifies the other party of such delay. If Seller's performance is delayed for these reasons for a cumulative period of twenty-five (25) days or more, Buyer may terminate this Agreement and/or any Purchase Order hereunder by giving Seller written notice, which termination shall become effective upon receipt of such notice. If Buyer terminates, its sole liability under this Agreement or any Purchase Orders issued hereunder will be to pay any balance due for conforming Material (1) delivered by Seller before receipt of Buyer's termination notice; and (2) ordered by Buyer for delivery and actually delivered within twenty (20) days' after receipt of Buyer's termination notice.

16. COMPLIANCE WITH LAWS

 A. All Material, Spares, Repairs, and Expendables supplied and work performed under this Agreement shall comply with all applicable United States and foreign laws and regulations including, but not limited to, emission and safety standards, the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.), the Fair Labor Standards Act of 1938 (29 U.S.C. Sections 201-219), the Toxic Substance Control Act of 1976 (15 U.S.C.
    Section 2601), all laws restraining the use of convict labor, and Worker's Compensation Laws. Upon request, Seller agrees to certify compliance with any applicable law or regulations. Seller's failure to comply with any of the requirements of this Section may result in a material breach of this Agreement.

 B. The following provisions and clauses of the Federal Acquisition Regulation
    (FAR), 48 CFR Chapter 1, are hereby incorporated by reference, with the same force and effect as if they were given in full text and are hereby made binding upon the subcontractor or vendor. Where the clauses or provisions say "Contractor", substitute "subcontractor or vendor."

    1)   Nonexempt Subcontracts and Purchase Orders over $2,500:

        52.222-36 Affirmative Action for Handicapped Workers (APR 1984)

    2) Nonexempt Subcontracts and Purchase Orders over $10,000 or subcontracts and purchase orders the aggregate value of which in any twelve month period exceeds or can be expected to exceed 910.000:

         52.222-26 Equa1 Opportunity (APR 198'4)

    3)   Nonexempt Subcontracts and Purchase Orders over $10,000:

          52.222-21 Certification of Nonsegregated Facilities (APR 1984)

          52.222-35 Affirmative Action for Special Disabled and Vietnam Era
                    Veterans (APR 1984) -

    4) Subcontracts and Purchase Orders over the small purchase limitation. $25.000:

          52.219-13 Utilization of Women-Owned Small Business (AUG 1986)

    5)   Subcontracts over $500,000, except for small business concerns:

          52.219-8 Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (FEB 1990)

    A copy of the Filing Standard Form 100 (EEO-1) and Development of Affirmative Action Compliance Program is attached as an Exhibit to this Agreement, and incorporated herein by reference.

    C. The provisions of the Clean Air Act (42 U.S.C. Sections 7401 et seq.) and the Clean Water Act (33 U.S.C. Sections 1251 et seq.) are made a part of this Agreement. A copy of the Certification required under these statutes is attached as an Exhibit to this Agreement and incorporated herein by reference.

    D. The provisions of any applicable State "Right-to-Know. laws and regulations are made a part of this Agreement. A copy of the applicable Material Safety Data Sheets as required under such laws and regulations shall be provided by Seller upon delivery of Material, Spares, Repairs, and Expendables and updated as necessary.

    E. This Agreement is subject to all applicable United States laws and regulations relating to exports and to all administrative acts of the U.S. Government pursuant to such laws and regulations.

    F. All Material, Spares, Repairs, and Expendables supplied and work performed under this Agreement shall comply with all applicable laws and regulations. Without limiting the foregoing, Seller shall comply with the Occupational Safety and Health Act ("OSHA") 29 C.F.R. Sections 1910, 1200(b), and (g)(8); the Toxic Substance Control Act ("TSCA") 15 U.S.C. Section 2612(a); and laws restraining the use of convict labor: 18 U.S.C. Sections 1761 and 1762. Seller's failure to comply with any of the requirements of this Section may result in a material breach of this Agreement.

    G. The 1980 United Nations Convention on contracts for the international sale of goods shall not apply to this agreement or any order issued under this agreement.

    H. Seller agrees to comply with the United Stated Federal requirements contained at Title 40, Code of Federal Regulations Part 82 "Protection of Stratospheric Ozone: Labeling".

    I. Moreover, Seller shall not supply to Buyer any product or part that contains or has been manufactured using a Class 1 ozone depleting substance, as that term is defined in the Regulations, unless Seller has provided prior written notice to Buyer.

17. TERMINATION FOR CAUSE

    A. The occurrence of any of the following constitutes a breach and is cause for Buyer's termination of this Agreement and or/its Purchase Orders

         1. Seller fails to deliver Material, Spares, Repairs, and Expendables on time.

    2. Material, Spares, Repairs, and Expendables, do not conform to the applicable descriptions or specifications.

    3.   Seller fails to perform any material provision of this Agreement.

    4. Seller assigns this Agreement, or any obligation or right hereunder. (The word "assign" to include, without limitation, a transfer of major interest in Seller.)

    5. Seller merges with a third-party (not a parent or subsidiary company), without the prior written consent of Buyer.

    6. Seller becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of Seller's assets.

    B. Seller must cure any of the above breaches except late delivery pursuant to Clause A., paragraph 1 above, for which there shall be no cure period, and notify Buyer of such cure within ten (10) days from receipt of a notice to cure from Buyer. If Seller fails to so cure, Buyer may terminate this Agreement and/or any Purchase Orders under it by giving Seller written notice. Buyer shall have no liability except for payment of any balance due for conforming Material, Spares, Repairs, and Expendables delivered before the date of Buyer's notice to cure.

18. NOTICES

Any notice given under this Agreement shall be written or sent by telex or facsimile. Written notice shall be sent by registered mail or certified mail, postage prepaid, return receipt requested, or by any other overnight delivery service which delivers to the noticed destination, and provides proof of delivery to the sender. Any telex or facsimile notice must be followed within three (3) days by written notice. All notices shall be effective when first received at the following addresses:

If to Seller:                          If to Buyer:
Overland Data                          Digital Equipment Corporation
5600 Kearny Mesa Rd.                   9 Northeastern Blvd.
San Diego, Ca 92111                    Salem, New Hampshire 03079
ATTN: Vice President                   ATTN: Purchasing Manager
                                       Sales and Marketing



19. DOCUMENTATION, TRAINING & TECH SUPPORT

Seller hereby grants to Buyer the right to reproduce, in whole or in part, all documentation and training material provided to Buyer in order for Buyer to effectively service Seller's products.


20. BUYER OWNED MATERIAL

If any Material, Spares, Repairs, and Expendables ( "Buyer Owned Material" ) is returned to Seller, it will be identified in Buyer's accompanying Shipping and Billing Authorization form ( "SBA.). Buyer will retain title to all such items. While Buyer Owned Material is in Seller's care, custody, and control, Seller shall insure it at Seller's own expense in the amount of the Buyer Owned Material's full replacement value against all risks of physical loss excluding nuclear risks or acts of war. Seller shall keep such material separate and identified as Buyer Owned Material and shall use such material solely under the terms of this Agreement. Upon request from Buyer, Seller shall promptly return all Buyer Owned Material.

21. RIGHTS AND ASSISTANCE TO REPAIR

It is mutually agreed between Buyer and Seller that Seller-grants to Buyer the right to repair or have repaired Material, Spares and Seller will provide the Buyer, at Buyer's request, a list of components and the list of Seller approved Suppliers for those components. The components that are not available to Buyer from sources other that Seller are to be listed and unit prices identified with quantity discounts, if any. Those parts having generic industry identification (not proprietary to Seller) and available to Buyer shall be cross referenced to generic part numbers. Seller further agrees to provide Buyer with the available test specifications and test procedures and drawings required for testing the finished Material, Spares, Repairs along with a full description, manufacturer's model numbers, etc., of the test equipment involved/required to perform such tests.

All requested information will be provided to the Buyer by Seller within ninety
(90) days from such written requests by Buyer.

22. SIMILAR PRODUCTS

Seller understands that Buyer designs, develops and acquires hardware and software for use with its own computer system products, and that existing or planned hardware and software independently developed or acquired by Buyer may contain ideas and concepts similar or identical to those contained in the Seller's product. Seller agrees that entering this Agreement shall not preclude Buyer in any way, from using such ideas and concepts to develop or acquire similar hardware and software for any purpose, without obligation to the Seller, provided Buyer does not copy for such use, in whole or in part, the Seller's product.

23. SURVIVAL

The provisions of this Agreement dealing with Delivery, Payment and Set-off, Warranty, Confidential Information and Advertising, Intellectual Property Indemnity, Changes, Term of Availability, U.S. Customs, Marking, and Duty Drawback Requirements, Compliance with Laws, General, and all other sections which by their language, context or nature are intended to survive, shall survive termination or expiration of this Agreement.

The terms, provisions, representations, and warranties contained in the Agreement shall survive expiration or earlier termination of this Agreement notwithstanding delivery, acceptance of and/or payment for the Material, Spares, Repairs, and Expendables ordered hereunder.

24. GENERAL

A. This Agreement is the complete and entire understanding between the parties on this subject matter and supersedes all prior agreements, proposals, representations, statements, or understandings whether written or oral on this subject between them. The provisions of this Agreement may be amended or waived only by a writing executed by the authorized representatives of the parties hereto.

B. In the event that either party to this Agreement shall, on any occasion, fail to perform any provision of this Agreement, and the other party does not enforce that provision, the failure to enforce shall not prevent enforcement of the provision on any other occasion.

C. As used in this Agreement, except where otherwise noted, the term "days" shall mean business days.

D. Seller, including its servants, agents, and employees, is an independent contractor and not an agent or employee of Buyer. Without limiting the generality of the foregoing, Seller is not authorized to represent or make any commitments on behalf of Buyer, and Buyer expressly disclaims any liability therefore.

E. Supplemental terms are included in Exhibit A through Exhibit E and are incorporated herein by reference.

F. All rights and remedies conferred by this Agreement, by any other instrument, or by law are cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held invalid by any law or regulation of any government or by any court, such invalidity shall not effect the enforceability of any other provisions hereof. This Agreement and any Purchase Orders issued hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts

25. HOLD HARMLESS AND INDEMNITY

A. Seller shall defend, indemnify, and hold Buyer, its officers, directors, agents, and employees harmless from and against any and all claims, losses, expenses (including reasonable attorney's fees), demands, settlements, or judgments ("Claims") which result from or arise out of:

1. The presence of the Seller, equipment, or tools used by Seller in the performance of this Agreement on the property of Buyer or its customers; or

2. The acts, errors, omissions, or negligence of Seller while on the property of Buyer or its customers, regardless of whether the loss, damage, or injury resulting from same occurs after the Seller has left such property: or

3. The use by Seller of Buyer's equipment, tools, or facilities ("Equipment") whether or not any Claims are based upon the condition of the Equipment or Buyer's, its agent's, or employee's alleged negligence in permitting its use. Permission by Buyer to use the Equipment shall be gratuitous; or

4. The nonpayment by Seller of any monies due and owing a third-party with whom Seller has contracted, at anytime during the Purchase Period or any extension thereof.

B. Insurance:

1. Seller agrees to carry at all times, and with companies acceptable to Buyer, insurance of the kinds and in the amounts listed below:

a. Worker's Compensation statutory limits in each state in which Seller is required to provide Worker's Compensation coverage.

b.  Employer's Liability not less than $500,000 per employee.

c. Comprehensive General Liability - including Contractual Liability, Independent Contractor's Liability, Products and/or Completed Operations Liability, and Personal Injury/Property Damage Coverages in a combined single limit of not less than $1,000,000.

d. Automobile Liability for owned, non-owned, and hired vehicles in a combined single limit of not less than $1,000,000.

e.  Umbrella Liability a combined single limit of not less than $2,000,000.

C. Seller shall indemnify, hold harmless, and defend Buyer from and against any and all claims, suits, actions, damages, judgments, costs, losses, expenses (including settlement awards and reasonable attorney's fees) and other liabilities arising from or in connection with any product liability claims related to the Material including, but not limited to, personal injury as well as damage to real or personal property arising out of the use or sale of the Material, and regardless of the theory upon which the claim is based including, but not limited to, negligence, strict liability, and breech of warranty.

26. LIMITATION OF LIABILITY

Except as otherwise provided in this Agreement, neither party shall be liable for special, indirect, incidental, or consequential damages. The foregoing limitation shall not limit Seller's liability for any costs, expenses, and damages arising out of or in connection with: claims brought by third-parties; Seller's unauthorized disclosure of Buyer's confidential information; or any indemnification granted by Seller in connection with this Agreement.

27. NO IMPLIED LICENSE

The parties understand that, except as may be otherwise expressly stated herein, neither the Terms and Conditions of this Agreement, nor the acts of either party arising out of this Agreement or related to Buyer's purchase, use, sale, or other distribution of Material, Spares, Repairs, or Expendables may be considered in any way as a grant of any license whatsoever under any of Buyer's present or future patents, copyrights, trademarks, trade secrets, or other proprietary rights, nor is any such license granted by implication, estoppel, or otherwise.

28. TERMINATION FOR CONVENIENCE

Buyer may terminate this Agreement for convenience sixty (60) days after giving Seller written notice.

29.      MANUFACTURING SITE FLEXIBILITY


A. Seller agrees to manufacture and supply Material under this Agreement from its San Diego, Ca. facility.

B. Seller agrees to manufacture and supply Spares, Repairs, Expendables, from its San Diego, Ca. facility.

C. Seller may not change the manufacturing location for either Material, Spares, Repairs, Expendables, without prior written Buyer authorization.

D. In the event that Seller desires to change any above referenced manufacture or supply site, Seller shall submit a written request to that effect to Buyer, and such request shall contain a Transition Plan which shall address, but not be limited to the following issues:

1. Major " Milestone Schedule".
2. Manufacturing site - Qualification Procedure''.
3. Assembly instructions.
4. Tool Strategy.
5. Resource Plan.
6. Raw Material re-sourcing plan.
7. Dual manufacturing strategy ( if applicable )
8. Phase In/Phase out manufacturing plan.
9. Contingency Plan

Seller may implement such plan only after it receives the Buyer's written authorization.

30. GOVERNMENT CONTRACTS

If any Material, Spares or Repairs are incorporated into products sold under a United States Government Contract or Subcontract , the subcontractor terms of that Contract or Subcontract shall apply to this Agreement for such material.

                                      EXHIBIT A

                           Material Product & Price Schedule

                                         [*]

31. EXHIBIT CLEAN AIR & WATER CERTIFICATION

                                      EXHIBIT B

                          Clean Air and Water Certification

The undersigned Contractor as a supplier of materials or services to Digital Equipment Corporation agrees and certifies as follows:

1. any facility to be utilized in the performance of this proposed order or subcontract is not listed on the Environmental Protection Agency List of Violating Facilities;

2. it will promptly notify Digital, prior to award, of the receipt of any communication from the Director, Office of Federal Activities, U.S. Environmental Protection Agency, indicating that any facility which it proposes to use for the performance of a purchase order or subcontract is under consideration to be listed on the Environmental Agency List of Violating Facilities; and

3. it will comply with the applicable provisions of the Clean Air Act (42 U.S.C. 7401 et. seq.) and the Clean Water Act (33 U.S.C. 1251 et. seq.);and

4.  it will include substantially this certification, including this Paragraph
    (IV), in every non-exempt subcontract.

- or

5. compliance with the provisions of the Clean Air Act (42 U.S.C. 7401 et seq.) and the Clean Water Act (33 U.S.C. 1251 et seq.) [ ] is not applicable

Company Name  Overland Data, Inc.
Signed By     /s/ Scott McClendon            Date: 9/29/93
Title         President & CEO

Once completed, return this form to the Digital Equipment Corporation Purchasing Department which issued the Purchase Order or Agreement to which it was attached.

32. EXHIBIT EEO CERTIFICATION

                                      EXHIBIT C

                             EQUAL EMPLOYMENT OPPORTUNITY

                 FILING STANDARD FORM 100 (EEO-1) AND DEVELOPMENT OF
                        AFFTRMATTVE ACTION COMPLIANCE PROGRAM

Contractor agrees and certifies that, if the value of any contract or purchase order is $50,000 or more and the Contractor has 50 or more employees, Contractor shall be bound by and agree to:

A. File a complete and accurate report on Standard From 100 (EEO-1) with the appropriate Federal Agency within thirty (30) days after either the signing of this instrument, or the award of the contract or purchase order, as the case may be (unless such a report has been filed in the last twelve (12) months), and will continue to otherwise comply with and file such reports annually as may be required under Executive Order 11246, as amended, and the regulations in 41 CFR 60-1.40 and 60-2.

B. Certify to the maintenance of a written and signed Affirmative Action Plan as specified in Section 60-1.40 of Rules and Regulations, Office of Federal Contract Compliance (EEO), Department of Labor, for each of its establishments, and certifies further the requirement of a similar certification from each of its nonexempt Contractors, and if no such Affirmative Action Plan is maintained, contractor agrees to develop and maintain a written Affirmative Action Compliance Program within 120 days for EACH of its facilities unless at such time it is not required by law or regulation to develop such a program.

                                      EXHIBIT D

                       Quality Addendum to Basic Order Agreement
                                       between


                           DIGITAL EQUIPMENT CORPORATION
                                   146 Main Street
                                  Maynard, MA  01754
                                       (Buyer)

                                         and

                                 OVERLAND DATA, INC.
                                  8975 Balboa Ave.
                           San Diego, California  92123-1599
                                       (Seller)

                                          [*]
                           * CONFIDENTIAL TREATMENT REQUESTED

33. ENVIRONMENTAL REQUIREMENTS

Packaging Materials - Seller certifies that all packaging materials and packaging components supplied to Buyer under this Agreement, including those supplied in connection with any materials or goods, shall meet the following standard: The sum of the concentration levels of lead, mercury, haxavalent chromium and cadmium shall not exceed 100 parts per million (ppm) by weight.

34. GENERAL

IN WITNESS WHEROF, the authorized representatives of the parties have executed this Agreement under seal as of the date (s) set forth below

                        MODIFICATION TO BASIC ORDER AGREEMENT

DIGITAL BOA#:  16529, AMENDMENT ONE                       Effective:  04/01/94

1. This supplement shall govern modifications in accordance with the terms of the original Agreement.

2. All terms will remain as in the original Agreement unless specifically identified by this or subsequent modifications.

3.  The following modifications are being made to the Agreement as shown below:

--------------------------------------------------------------------------------

Basic order agreement number 16529, dated 07/01/93 between Digital Equipment Corporation and its subsidiaries, worldwide (Buyer) and Overland Data Inc. (Seller) is hereby amended as follows:

EXHIBIT A, MATERIAL PRODUCT AND PRICE SCHEDULE replace page one with the attached revision which updates part numbers, pricing and extends Exhibit A, pricing through June 30, 1995.

SECTION 18, NOTICES update contract to reflect new supplier address of 8975 Balboa Avenue, San Diego, California, zip 92123.

The authorized representatives of the parties have executed this agreement as set forth below:



OVERLAND DATA INCORPORATED                  DIGITAL EQUIPMENT CORPORATION


/s/ Scott McClendon     3/28/94             /s/ Pat Duffett       3/22/94
-----------------------------------         ------------------------------
Scott McLendon          Date                Pat Duffett           Date
President and CEO                           Purchasing Specialist

                                      EXHIBIT A
                         MATERIAL PRODUCT AND PRICE SCHEDULE

                                         [*]


                     Pricing is effective through June 30, 1995.


*  CONFIDENTIAL TREATMENT REQUESTED

                                      EXHIBIT E

                               Product Specifications

                                         [*]

                           * Confidential Treatment Requested

                        MODIFICATION TO BASIC ORDER AGREEMENT

DIGITAL BOA#:  16529, AMENDMENT TWO                       Effective:  06/24/94

1. This supplement shall govern modifications in accordance with the terms of the original Agreement.

2. All terms will remain as in the original Agreement unless specifically identified by this or subsequent modifications.

3.  The following modifications are being made to the Agreement as shown below:

--------------------------------------------------------------------------------

Basic order agreement number 16529, dated 07/01/93 between Digital Equipment Corporation and its subsidiaries, worldwide (Buyer) and Overland Data Inc. (Seller) is hereby amended as follows:

EXHIBIT A, MATERIAL PRODUCT AND PRICE SCHEDULE replace page one with the attached revision which adds differential TKZ60 part numbers to Exhibit A, Material Product and Price Schedule which is effective through June 30, 1995. The differential part numbers are more fully described in Exhibit A and may be purchased by Buyer subject to the provisions of the Agreement.

EXHIBIT E, PRODUCT SPECIFICATIONS add attached REV D, TKZ60 cartridge tape drive specification which contains the new IDRC variations.

The authorized representatives of the parties have executed this agreement as set forth below:



OVERLAND DATA INCORPORATED                  DIGITAL EQUIPMENT CORPORATION


/s/ Scott McClendon     6/27/94             /s/ Pat Duffett      06/24/94
-----------------------------------         ------------------------------
Scott McLendon          Date                Pat Duffett           Date
President and CEO                           Purchasing Specialist

                                      EXHIBIT A
                         MATERIAL PRODUCT AND PRICE SCHEDULE

                                         [*]

Pricing is effective through June 30, 1995.


*  Confidential Treatment Requested

AMENDMENT 03, CONTRACT 16529, OVERLAND DATA INC. EFFECTIVE 03/31/95

1. This supplement shall govern modifications in accordance with the terms of the original Agreement.

2. All terms will remain as in the original Agreement unless specifically identified by this or subsequent modifications.

3.  The following modifications are being made to the Agreement as shown below:

--------------------------------------------------------------------------------

Basic order agreement number 16529, dated 07/01/93 between Digital Equipment Corporation and its subsidiaries, worldwide (Buyer) and Overland Data Inc. (Seller) is hereby amended as follows:

EXHIBIT A, MATERIAL PRODUCT AND PRICE SCHEDULE replace page one with the attached revision which adds firmware, rackmount, 18 and 36 track part numbers to Exhibit A, Material Product and Price Schedule which is effective through June 30, 1996. The part numbers are more fully described in Exhibit A and may be purchased by Buyer subject to the provisions of the Agreement.

The authorized representatives of the parties have executed this agreement as of the dates as set forth below:

OVERLAND DATA INCORPORATED                  DIGITAL EQUIPMENT CORPORATION


/s/ Scott McClendon      4/4/95             /s/ Pat Duffett      03/27/95
-----------------------------------         ------------------------------
Scott McClendon          Date               Pat Duffett           Date
President and CEO                           Purchasing Specialist

                                      EXHIBIT A
                         MATERIAL PRODUCT AND PRICE SCHEDULE

                                         [*]

Pricing is effective through June 30, 1996.


*  Confidential Treatment Requested

AMENDMENT 04, CONTRACT 16529, OVERLAND DATA INC, EFFECTIVE 11/10/95

1. This supplement shall govern modifications in accordance with the terms of the original Agreement.

2. All terms will remain as in the original Agreement unless specifically identified by this or subsequent modifications.

3.  The following modifications are being made to the Agreement as shown below:


Basic Order Agreement Number 16529, dated 07/01/93 between Digital Equipment Corporation and its subsidiaries, worldwide (Buyer) and Overland Data Inc. (Seller) is hereby amended as follows:

Exhibit A, MATERIAL PRODUCT AND PRICE SCHEDULE replace page one with the attached revision which adds firmware, rackmount, 18 and 36 track part numbers to Exhibit A, Material Product and Price Schedule which is effective through June 30, 1996. The part numbers are more fully described in Exhibit A and may be purchased by Buyer subject to the provisions of the Agreement.


The authorized representatives of the parties have executed this agreement as of the dates as set forth below:


OVERLAND DATA INCORPORATED                    DIGITAL EQUIPMENT CORPORATION


/s/ Scott McClendon   11/10/95              /s/ Pat Duffett        11/10/95
------------------------------              -------------------------------
Scott McClendon       Date                  Pat Duffett            Date
President and CEO                           Purchasing Specialist

                                      EXHIBIT A
                         MATERIAL PRODUCT AND PRICE SCHEDULE


        AMENDMENT 04,  CONTRACT 16529,  OVERLAND DATA INC,  EFFECTIVE 11/10/95



                          [CONFIDENTIAL TREATMENT REQUESTED]

                                         [*]

Pricing is effective through June 30, 1996.

*  Confidential Treatment Requested

                          * * *  COMPANY CONFIDENTIAL  * * *

AMENDMENT 05, CONTRACT 16529, OVERLAND DATA INC

1. This supplement shall govern modifications in accordance with the terms of the original Agreement.

2. All terms will remain as in the original Agreement unless specifically identified by this or subsequent modifications.

3.  The following modifications are being made to the Agreement as shown below:

--------------------------------------------------------------------------------

Basic order agreement number 16529, dated 07/01/93 between Digital Equipment Corporation and its subsidiaries, worldwide (Buyer) and Overland Data Inc. (Seller) is hereby amended as follows:

EXHIBIT A, MATERIAL PRODUCT AND PRICE SCHEDULE replace page one with the attached revision which adds TKZ63 and TKZ64 part numbers to Exhibit A, Material Product and Price Schedule which is effective through June 30, 1997. The part numbers are more fully described in Exhibit A and may be purchased by Buyer subject to the provisions of the Agreement.

The authorized representatives of the parties have executed this agreement as set forth below:



OVERLAND DATA INCORPORATED                  DIGITAL EQUIPMENT CORPORATION


/s/ Scott McClendon     12/6/96             /s/ Pat Duffett      11/27/96
-----------------------------------         ------------------------------
Scott McClendon         Date                Pat Duffett           Date
President and CEO                           Purchasing Specialist

                          * * *  DIGITAL CONFIDENTIAL  * * *

                          * * *  COMPANY CONFIDENTIAL  * * *

AMENDMENT 05, CONTRACT 16529, OVERLAND DATA INC

                                      EXHIBIT A
                         MATERIAL PRODUCT AND PRICE SCHEDULE

                                         [*]

Pricing is effective through June 30, 1997.


                          * * *  COMPANY CONFIDENTIAL  * * *

*  Confidential Treatment Requested